                                                                Exhibit 10

                  LICENSE, DEVELOPMENT AND MARKETING AGREEMENT


This LICENSE, DEVELOPMENT AND MARKETING AGREEMENT (the "Agreement") is entered into and effective as of May 9, 1997 (the "Effective Date"), by and between MICROSOFT CORPORATION, a Washington corporation (hereinafter "Microsoft"), and CITRIX SYSTEMS, INC., a Delaware Corporation (hereinafter "Citrix").

                                    RECITALS

A. Microsoft and Citrix desire to work together as provided in this Agreement to develop multi-user functionality for Microsoft's Windows NT Server operating system which will be owned and marketed by Microsoft;

B. Microsoft desires to license from Citrix a subset of Citrix' existing multi-user software enhancements to Microsoft's Windows NT Server, as provided in this Agreement;

C. Microsoft desires to cooperate with Citrix as provided in this Agreement in the development of plug-ins and other complementary product offerings; and

D. Microsoft and Citrix desire to engage in joint marketing to promote use of Windows NT Server-based multi-user software and Citrix' ICA, as provided in this Agreement.

                                   AGREEMENT

1    Definitions

     1.1 "Citrix Deliverables" shall mean the information and materials described in Exhibit A.

     1.2 "Clone Product" shall mean either party's product designed, developed or acquired after the Effective Date that competes with and is a fully compatible look-alike or act-alike (by providing the same or substantially the same user interface and/or APIs) version of an Established Product of the other Party. An Established Product is a product publicly released or released for significant public beta testing, and designed, developed, or acquired before the introduction of the party's product; Clone Product shall exclude software, such as drivers, network protocols, etc., where such similarity with the user interface or APIs is dictated by adherence to an industry standard which was widely recognized prior to the release of a party's product. A party's product shall not be deemed to be a Clone Product solely on the basis that it provides the same or substantially the same functionality as a product of the other Party. For the purposes of this definition, neither the ICA protocol nor Microsoft created interfaces and protocols
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                                      -2-



          [CONFIDENTIAL TREATMENT REQUESTED]/*/ shall be deemed to be [CONFIDENTIAL TREATMENT REQUESTED]/*/ . "Microsoft Windows Operating System Products" shall mean Windows (and successors and derivatives), Windows NT (and successors and derivatives), and Windows CE (and successors and derivatives). The parties have utilized a definition of "Clone Product" in Exhibit F which is different from the foregoing. The definition in this Section shall apply to all of the provisions of this Agreement other than Exhibit F.

    1.3 "Hydrix" shall mean a Microsoft product offering or offerings based upon or working in conjunction with Windows NT Server, which offering or offerings provide Multi-User functionality (as defined below). "Hydrix 4.0 and Hydrix 4.x" shall mean such product offerings which are based on Windows NT Server versions 4.0 and 4.x, respectively, as further described in Exhibit C, and "Hydrix 5.0 and Hydrix 5.x" shall mean such product offerings which are based on Windows NT Server versions 5.0 and 5.x, respectively, as further described in Exhibit D.

    1.4 "Hydrix Plug-In Interface" shall mean the unique Hydrix Multi-User subsystem plug-in interfaces developed by the parties hereunder as further described in Exhibits C and D.

    1.5 "ICA" shall mean Citrix' protocol currently known as Intelligent Console Architecture.

    1.6 "ICA Version of Internet Explorer" shall mean versions of Internet Explorer, which are created in accordance with Section 4.3.1.

    1.7 "Internet Explorer" shall mean versions 3.x and 4.x of the Microsoft standalone web browser which is marketed under the name "Internet Explorer."

    1.8 "Invention" shall mean any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable.

    1.9 "Key System" shall mean a system or mechanism enabling Hydrix servers to manage access by and identify the type of clients which access such servers.

    1.10 "Key System Client Software" shall mean a client software component that is to be included in Hydrix-based client programs to implement the Key System released by Microsoft to Citrix during the term of this Agreement. The purpose of this component is to ensure the proper validation of Hydrix access. If the Key

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          System Client Software includes functionality beyond client type and unique identifiers, ICA-based devices need not support this additional functionality.

     1.11 "Marketing Liaisons" shall mean the representatives of the parties who are so identified pursuant to Section 7.

     1.12 "Microsoft Deliverables" shall mean the information and materials described in Exhibit B.

     1.13 "Multi-User" shall mean a system in which a single server computer is connected to one or more computer terminals (or personal computers emulating terminals) which terminals only display the output of, and gather input for, the applications running on the server computer. A Multi-User configuration is distinguished from a networked configuration in that the controlling application programs for the users at terminals in a Multi-User configuration execute only on the server and not on the computer terminals. The parties have utilized a definition of "Multi-User" in Exhibit F which is different from the foregoing. The definition in this Section shall apply to all of the provisions of this Agreement other than Exhibit F.

     1.14 "Object Code" shall mean machine-executable computer software code in binary form.

     1.15 "Named Executives" shall mean the representatives of the parties who are so identified pursuant to Section 7.

     1.16 "Net Receipts" shall mean royalties, fees and other amounts received by Microsoft from the shipment, licensing, and other distribution of a product, less reasonable adjustments for returns, rebates, freight charges, and sales, use, value-added, and other applicable taxes, provided that any returns or rebates are computed in accordance with the last two sentences of Section 9.1.2.5 hereof.

     1.17 "Plug-In Software" shall mean Windows NT Server-based server side software, developed by Citrix or Microsoft that (i) implements Citrix or Microsoft protocols, (ii) allows a remote client to execute applications on the server as described in Section 1.13, and (iii) utilizes the Hydrix Plug-In Interface.

     1.18 "Pure ICA Device" shall mean a device comprising hardware and software, whether now known or hereafter invented, that will communicate with application servers using only ICA presentation service protocols. Pure ICA Devices may have local execution of applets that have been pre-installed or loaded by an administrator, but shall not contain applets downloaded by an end user or offer any other substantial functionality except via an ICA connection to an application server. A device which meets the definition of a Pure ICA device but which can be rebooted to run an alternative software environment not meeting the definition of a Pure ICA Device shall still be considered a Pure ICA Device when running solely as a Pure ICA Device.

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                                      -4-

     1.19 "Source Code" shall mean commented program source code, header files, resource files, bitmaps, icons, and help file source code for the applicable software product.

     1.20 "Technical Coordinators" shall mean the representatives of the parties who are so identified pursuant to Section 7.

     1.21 "Windows CE" shall mean the current Windows CE product offered by Microsoft, or its equivalent and follow-on versions and derivative works thereof.

     1.22 "Windows Client Devices" shall mean computers and other electronic devices, whether now known or hereafter developed, which use any Microsoft Windows family operating system now known or hereafter developed, including without limitation Microsoft Windows 3.x (whether running alone or in conjunction with any other operating system (such as MS-DOS or OS/2)), and derivatives and successors, Microsoft Windows 95 and derivatives and successors, Windows CE and derivatives and successors, Windows NT Workstation and derivatives and successors, and Windows NT Server and derivatives and successors. In no event, however, shall "Windows Client Devices" include any computer or other electronic device which uses an MS-DOS branded operating system product or an OS/2 branded operating system product as its only operating system.

     1.23 "WinFrame" shall mean any version of the Citrix product currently offered under the name "WinFrame." "WinFrame 2.0/3.51" shall mean any WinFrame product which (i) is based on Windows NT Server v. 3.51 code; and (ii) corresponds with the specifications existing as of the Effective Date for WinFrame 2.0/4.0, but which is ported back to Windows NT Server v.3.51, including any limitations which are necessitated by such downgrade. "WinFrame 2.0/4.0" shall mean a version of the WinFrame 2.0 product which is based on Windows NT Server v.4.0 as such version exists or has been described in Citrix' specifications as of the Effective Date.

2    Deliverables
     ------------

     2.1  Citrix.  Citrix shall deliver to Microsoft the Citrix Deliverables
          ------
          according to the schedule set forth in Exhibit A.

     2.2  Microsoft.  Microsoft shall deliver to Citrix the Microsoft
          ---------
          Deliverables according to the schedule set forth in Exhibit B.

3    Work Scope
     ----------

     3.1  Development of Hydrix.  Microsoft and Citrix will work together to
          ---------------------
          develop Hydrix 4.x and Hydrix 5.x (including the joint development of Hydrix Plug-In Interfaces) in accordance with the architectural specifications and development plans which are further described in Exhibits C and D. The parties agree that Hydrix is to be a superset of Windows NT Server, and will be made commercially available through Microsoft's standard distribution channels. Both parties

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                                      -5-

          recognize that a goal of this Agreement is to reconcile the interfaces for Citrix Plug-in Software and Microsoft Plug-in Software, but that this goal may not be achieved with respect to Hydrix 4.0.

          3.1.1 The Technical Coordinators (or their designees) are responsible for all issues relating to staffing and assignments. Each party shall pay its own employees' salaries and expenses.

          3.1.2 Microsoft shall provide office space and appropriate computer equipment to Citrix employees located in Redmond performing work hereunder. Microsoft will allow Citrix engineers to have unescorted access to its Redmond facility as is reasonable for the purpose of performing work hereunder. Citrix engineers shall abide by all rules and regulations pertaining to work at Microsoft's campus.

     3.2  Enhancements to Hydrix Plug-in Interface.  Microsoft and Citrix will
          ----------------------------------------
          jointly architect and develop enhancements to the Hydrix Plug-In Interface and system capabilities required to support the Hydrix Plug-In Interface.

     3.3  Procedure for Considering Enhancement Proposals by Either Party.  Each
          ---------------------------------------------------------------
          party's development team may present proposals for possible enhancements to Hydrix and to the Hydrix Plug-In Interface to the development team of the other party. In selecting and implementing any such enhancement, each party will use commercially reasonable good faith efforts to take into account the strategic goals, reliability requirements, and schedule constraints of the other. Should a proposed enhancement be rejected by either development team the proposing party may elect to escalate such proposal to the Technical Coordinators and then the Named Executives; provided, however, that Microsoft shall retain final authority over the Hydrix architecture, including enhancements to the Hydrix Plug-In Interface. In making such determinations, Microsoft agrees to evaluate possible enhancements to the Hydrix Plug-In Interface in light of the following mutual goals of the parties: (i) not disadvantaging Citrix Plug-In Software vis-a-vis Microsoft Plug-In Software; (ii) ensuring that the performance and scalability of Hydrix following the proposed enhancement will not be materially worse than is provided by the current Hydrix product offering, or, for the first Hydrix release, than that provided by WinFrame 2.0/4.0; and (iii) ensuring that enhancements do not cause Citrix Plug-In Software to materially regress in terms of performance or functionality. The parties agree that the foregoing goals may be overridden by Microsoft's need to address market demand for enhancements to Hydrix which cause a minor regression in the performance and functionality of Citrix Plug-In Software, and which regression it is technically impracticable to prevent within a commercially reasonable development schedule. If after escalation, Microsoft rejects a proposed enhancement which Citrix considers essential, Microsoft will cooperate with Citrix to determine an alternative business and technical solution which will allow Citrix to develop and distribute such enhancement with its Plug-In

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                                      -6-

          Software. Neither party may charge any fee to the other party in connection with cooperative efforts undertaken pursuant to the foregoing sentence.

          3.3.1 Citrix shall have the option of maintaining a reasonable technical liaison staff at Microsoft for the purpose of participating in the architecture and implementation of enhancements to the Hydrix Plug-In Interface.

     3.4  Support Documentation.  Citrix will provide Microsoft on an ongoing
          ---------------------
          basis with current technical and support documentation concerning Citrix' Hydrix-related products, including but not limited to the Citrix Plug-In Software, in order to enable Microsoft technical support personnel to be able to identify errors or support issues which are related to the Citrix Plug-In Software.

     3.5  Support Responsibilities for Hydrix and Plug-In Software.  Microsoft
          --------------------------------------------------------
          will provide initial end user support contacts and problem diagnosis for all versions of Hydrix. Citrix will provide Microsoft with all technical assistance and code modifications necessary to resolve end user support requests from Hydrix 4.x end users which cannot be addressed by Microsoft support personnel through reference to standard product support materials. In providing such Hydrix technical support to Microsoft, Citrix will comply with the response time requirements set forth in Exhibit G. Any code modifications generated as part of this effort shall be included in Hydrix service packs unless Microsoft elects otherwise on a case-by-case basis. If Microsoft elects not to include any such modification in Hydrix service packs, Microsoft will make such modifications generally available through an alternative distribution mechanism. Each party will provide all customer support for its respective Plug-In Software. The parties will work in good faith to design an infrastructure for referral and escalation of Hydrix and Plug-In Software-related support requests, and amend Exhibit G as appropriate.

     3.6  Location of Work.  Except as provided above and except as mutually
          ----------------
          agreed by the Technical Coordinators, the parties agree that all work to be performed hereunder shall be performed at the facilities of the party performing such work.

     3.7  Marketing.  The parties will make the announcements and conduct the
          ---------
          joint marketing and promotions provided for in Exhibit E and as agreed upon by the Technical Coordinators or Named Executives from time to time.

     3.8  Quarterly Reviews.  Quarterly review meetings relating to the work to
          -----------------
          be performed hereunder will be held at either Microsoft or Citrix within a reasonable time after the end of each calendar quarter. The purpose of these meetings is for the Named Executives or their designees to disclose relevant product strategies and plans to one another, as appropriate, and to encourage a periodic exchange of views by Microsoft and Citrix personnel having an interest in, and/or responsibility for, the progress of the work to be performed hereunder.

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                                      -7-

     3.9  Further Product Plans.  Microsoft agrees to consider, in good faith, a
          ---------------------
          plan for Microsoft to offer an entry-level Hydrix product that incorporates the Hydrix Plug-In Interface, targeted at small business and replicated sites with low-cost characteristics.

4    License Grants
     --------------

     4.1  Citrix Deliverables.  Citrix hereby grants to Microsoft, under Citrix'
          -------------------
          intellectual property rights (other than trademarks), the following worldwide, nonexclusive, [CONFIDENTIAL TREATMENT REQUESTED]/*/ rights:
          (i) to modify and create derivative works of the Citrix Deliverables in Source Code form; (ii) to make, use, copy, import, distribute (directly or indirectly), license, sell, offer to sell, rent or lease the Citrix Deliverables (and derivative works thereof created under clause (i) above) in Source and Object Code form; and (iii) to sublicense any and all of the rights set forth in clauses (i) and (ii) above to further third parties, including the right to sub-license such rights to further third parties.

     4.2  Key System Client Software.  Microsoft hereby grants to Citrix, under
          --------------------------
          Microsoft's intellectual property rights (other than trademarks), the following world-wide, non-exclusive, [CONFIDENTIAL TREATMENT REQUESTED]/*/, solely for incorporation into devices accessing the Citrix Plug-In Software running on Windows NT Server: (i) to make, use, copy, import, distribute (directly or indirectly), license, sell, offer to sell, rent or lease the Key System Client Software in Object Code form; (ii) to sub-license any and all of the foregoing rights to further third parties, including the right to sub-license such rights to further third parties, and (iii) to copy, modify, and create derivative works of the Key System Client Software in Source Code form for the sole purpose of porting such software to operating systems other than those used with Windows Client Devices, provided, however, that Citrix may not reduce the integrity of the Microsoft Key System authentication logic and Citrix distributes the Key System Software under terms and conditions which prohibit reverse engineering or any other means to circumvent security or use of the software in an unauthorized manner. Citrix has the right to use contractors or consultants who have been approved in writing by Microsoft to perform the porting described in paragraph (iii) above on Citrix' behalf, subject to the terms and conditions of this Agreement. Microsoft hereby agrees to consider in good faith any formal written Citrix request to [CONFIDENTIAL TREATMENT REQUESTED]/*/ in conjunction with distribution licenses to Citrix Plug-In Software or Citrix client software in order for [CONFIDENTIAL TREATMENT REQUESTED]/*/ as authorized therein, and make reasonable efforts to respond to such requests within

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                                      -8-

          [CONFIDENTIAL TREATMENT REQUESTED]/*/ days, and such approval shall not be unreasonably withheld. If Microsoft does not respond within these [CONFIDENTIAL TREATMENT REQUESTED]/*/ days, such approval shall be deemed granted.

     4.3  Internet Explorer.
          -----------------

          4.3.1 Microsoft hereby grants to Citrix, under Microsoft's intellectual property rights (other than trademarks), a world-wide, non-exclusive right during the term of this Agreement to use, copy, modify, and create derivative works of Internet Explorer in Source Code form for the sole purpose of improving the performance of Internet Explorer as it relates to Hydrix Plug-In Software, provided that such improvements do not change the resulting version of Internet Explorer's external behavior or end user interface.

          4.3.2 Citrix shall test each ICA Version of Internet Explorer that it develops in accordance with Microsoft's standard testing procedures for final release products, and shall deliver each ICA Version of Internet Explorer to Microsoft following successful completion of such testing. Upon receipt of an ICA Version of Internet Explorer that has passed such testing, Microsoft shall have thirty (30) business days in which to notify Citrix that it intends to distribute a Microsoft version of Internet Explorer that incorporates the modifications made by Citrix. If Microsoft does not so notify Citrix within the foregoing thirty (30) day period, then Citrix may notify Microsoft that Citrix desires to obtain a license to reproduce and distribute such ICA Version of Internet Explorer in Object Code form, which shall be on Microsoft's standard distribution terms for this software [CONFIDENTIAL TREATMENT REQUESTED]/*/, including without limitation any use by Citrix of the Internet Explorer logo and the end user license under which Citrix would distribute the applicable ICA Version of Internet Explorer.

          4.3.3 [CONFIDENTIAL TREATMENT REQUESTED]/*/ If the parties cannot agree upon a suitable payment, after good faith efforts, within ninety (90) days of the start of negotiations, any reproduction and distribution rights granted to Citrix for an ICA Version of Internet Explorer shall terminate automatically.

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                                      -9-

     4.4  Windows NT Server and Hydrix Source Code.  Microsoft hereby grants to
          ----------------------------------------
          Citrix, under Microsoft's intellectual property rights (other than trademarks), a world-wide, non-exclusive, [CONFIDENTIAL TREATMENT REQUESTED]/* /license during the term of this Agreement to: (i) use and copy the Windows NT Server Source Code and Hydrix Server Source Code delivered by Microsoft to Citrix hereunder, in read only format, as a reference in the design or development of Plug-In Software, and
          (ii) use, copy, and create derivative works of the Windows NT Server Source Code and Hydrix Server Source Code delivered by Microsoft to Citrix hereunder in support of the joint development of the Hydrix Plug-In Interfaces as described in Section 3.2 and the development of proposed design enhancements to the base Hydrix Multi-User functionality as described in Section 3.3.

     4.5  Source Code Rights.  Subject to Section 10.3, the term of the license
          ------------------
          agreement between Citrix and Microsoft dated November 15, 1989 (Contract No. 5198-9228), as amended, shall be extended until September 30, 2001 for Windows NT Server version 3.5 1.

     4.6  Additional Tools.  In the event Microsoft or Citrix develops or
          ----------------
          acquires any software tools which would assist the other party in performing its development and testing responsibilities under this Agreement in a timely manner, Microsoft or Citrix shall consider in good faith the possibility of licensing such tools to the other party without charge for use by that party's employees and consultants in performing their obligations under this Agreement. Any such licenses may be contingent, among other things, upon entry into further written license agreements governing the applicable tools and complying with all applicable license restrictions.

     4.7  Drivers and Header Files of Citrix' WinFrame 1.6 and WinFrame 2.0/4.0.
          ---------------------------------------------------------------------
          With respect to Windows NT video device drivers and header files that are presently incorporated into WinFrame 1.6 or WinFrame 2.0/4.0 and for which there are reasonable equivalents in generally available Microsoft software development kits ("Incorporated Files"), and for Microsoft-developed and owned sample device driver code and header files available in standard Microsoft device driver kits ("Device Drivers/Headers"), Microsoft hereby grants to Citrix, under Microsoft's intellectual property rights (other than trademarks), the following world-wide, non-exclusive, perpetual, irrevocable, [CONFIDENTIAL TREATMENT REQUESTED]/*/ rights: (i) to make, use, copy, import, distribute (directly or indirectly), license, sell, offer to sell, rent or lease Incorporated Files and Device Drivers/Headers, in Object Code form, solely for incorporation into Plug-In

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                                      -10-

          Software; and, (ii) to sub-license Citrix Plug-In Software containing Incorporated Files and Device Drivers/Headers.

     4.8  Further Patent Licenses.  Each of the parties agrees to enter into the
          -----------------------
          Patent License Agreement attached hereto as Exhibit F as a condition to the effectiveness of each of the license grants set forth in this
          Section 4.

     4.9  Trademark Use.  The parties will use good faith efforts to enter into
          -------------
          appropriate trademark agreements in support of the activities anticipated by this Agreement.

5    Ownership
     ---------

     5.1  Existing Rights.  All intellectual property rights which each party
          ---------------
          owns as of the Effective Date of this Agreement shall remain the sole and exclusive property of such party and no licenses are granted or implied, other than those expressly granted herein or in other written agreements between the parties.

     5.2  Work Under This Agreement.  With the exception of (i) Citrix Plug-In
          -------------------------
          Software, (ii) any component or implementation of ICA developed by Citrix, and (iii) any other Citrix value added software not encompassed by the scope of Exhibits C or D, Citrix hereby irrevocably assigns to Microsoft, its successors and assigns, all right, title and interest in and to all Inventions, copyrighted materials, and other intellectual property created by Citrix employees or contractors participating in the development of Hydrix and related work as described in Exhibits C and D, or in the course of developing any Key System Client Software port as described in Section 4.2 or ICA Version of Internet Explorer as described in Section 4.3. Citrix hereby irrevocably transfers and assigns to Microsoft any and all "moral rights" that Citrix may have in all Inventions, copyrighted materials, and other intellectual property which it assigns to Microsoft under the previous sentence, and Citrix also forever waives and agrees never to assert any and all such "moral rights" which it may retain notwithstanding the previous clause, regardless of the termination or expiration of this Agreement. Citrix will execute and deliver such instruments and take such other actions as may be requested by Microsoft to perfect or protect Microsoft's rights and to carry out the assignments effected by this Section 5.2.

6    Confidentiality
     ---------------

     6.1  Confidentiality Obligations.  Each party expressly undertakes to
          ---------------------------
          retain in confidence all non-public information and know-how disclosed by the other party to it that has been designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential (the "Confidential Information"), and will make no use of such information except as permitted under the terms of this Agreement. Without limiting the generality of the foregoing, Confidential Information includes the terms and conditions of this Agreement and all agreements between the parties referenced herein (subject, in each case, to any obligations of the parties to disclose such information, and to the limited extent so required, under any applicable rules of the Securities and Exchange Commission and any securities exchange on which the securities of such party are then or at any time hereafter traded), and all Source Code provided by either party to the other in connection with this Agreement. Each party shall use its best efforts to protect Confidential Information of the other party, which efforts shall be at least as great as the precautions it takes to protect its own confidential information. Each party may disclose the other party's Confidential Information only to its employees and contractors under suitable non-disclosure agreement on a "need to know" basis. Each party may also disclose such Confidential Information as required by government or judicial order, provided each party gives the other party prompt notice of such disclosure and cooperates with the other party in seeking protective orders and other means to prevent or limit such disclosures. Each party shall notify the other party promptly upon the discovery of any unauthorized use or disclosure of the other party's Confidential Information, and will cooperate with the other party in every reasonable way to assist the other party in regaining possession of such Confidential Information and to prevent future unauthorized use or disclosures.

     6.2  Microsoft Source Code Confidentiality.  Subject to any licenses
          -------------------------------------
          granted under Section 4, in addition to the protections afforded to Confidential Information pursuant to Section 6.1 above, Citrix undertakes the following additional obligations with respect to Microsoft Source Code received hereunder: Citrix shall not reproduce, duplicate, copy or otherwise disclose, distribute or disseminate Microsoft Source Code in any media except for Citrix' own internal use by Citrix' full-time employees, and consultants which have been approved in advance by Microsoft, under suitable non-disclosure agreements on a need-to-know basis on Company premises. Citrix shall make only two (2) archival copies of each version of Microsoft Source Code, all of which shall be stored in a vault. The Microsoft Source Code shall be controlled by Citrix using a reasonable control and security procedure.

     6.3  Hydrix Plug-In Interface.  The Hydrix Plug-In Interface is
          ------------------------
          [CONFIDENTIAL TREATMENT REQUESTED]/*/ , and, reflecting the nature of the joint development under this Agreement, [CONFIDENTIAL TREATMENT REQUESTED]/*/, provided however that [CONFIDENTIAL TREATMENT REQUESTED]/*/ by either party which do not grant a license or permit the use of

----------------------
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    AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED
    MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          the Hydrix Plug-In Interface shall not be deemed [CONFIDENTIAL TREATMENT REQUESTED]/*/.

     6.4  Exclusions.  Confidential Information shall not include that
          ----------
          information defined as Confidential Information above which: (i) became generally publicly available without the receiving party's breach of any obligation owed to the disclosing party under this Agreement; (ii) became known to the receiving party prior to the disclosure of such information; (iii) became known to the receiving party from a third party other than by the breach of an obligation of confidentiality owed under this Agreement; or (iv) was independently developed by the receiving party.

     6.5  Residuals.  The terms of confidentiality under this Agreement shall
          ---------
          not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein, except to the extent that disclosure is inherent from selling, licensing or otherwise disposing of a product using or incorporating such residuals. The term "residuals" means information in non-tangible form which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals or the sale of products using or incorporating residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

7    Technical Coordinators; Executive Oversight; Marketing Liaisons
     ---------------------------------------------------------------

     7.1  The Technical Coordinators for the parties are:

     For Citrix:

               [CONFIDENTIAL TREATMENT REQEUSTED]/*/

     For Microsoft:

               [CONFIDENTIAL TREATMENT REQUESTED]/*/

----------------------
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    AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED
    MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     7.2  The Technical Coordinators shall be responsible for:

          7.2.1 Submission and acceptance of materials required to be delivered under this Agreement;

          7.2.2 Arranging such meetings, visits and consultations between Microsoft and Citrix personnel associated with the work to be performed under this Agreement as may be deemed necessary or desirable for successful accomplishment of such work; and

          7.2.3 Preparation of amended Exhibits and submission of amended Exhibits to Named Executives for approval as provided below.

     7.3  The Named Executives for the parties are:

     For Citrix:

               [CONFIDENTIAL TREATMENT REQUESTED]/*/

     For Microsoft:

               [CONFIDENTIAL TREATMENT REQUESTED]/*/

     7.4  The Named Executives shall be responsible for:

          7.4.1 Prompt resolution of any and all issues that arise in the course of the work to be performed hereunder and that cannot be resolved by the parties' respective Technical Coordinators; and

          7.4.2 Approval of any and all amendments to the Exhibits to this Agreement.

     7.5 Amendment of the terms and conditions set forth in the body of this Agreement are not within the authority of the Technical Coordinators. Any modification of the terms set forth herein shall be reduced to a formal written amendment and executed by authorized representatives of the corporations.

     7.6 No alteration of the terms of any Exhibit shall be effective until and unless an amended Exhibit is initialed and dated by the Named Executive of both parties.

----------------------
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    PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     7.7  The Marketing Liaisons for the parties are:

          For Citrix:

                     [CONFIDENTIAL TREATMENT REQUESTED]/*/


          For Microsoft:

                     [CONFIDENTIAL TREATMENT REQUESTED]/*/

     7.8 The Marketing Liaisons shall be responsible for fulfilling the parties' obligations under Exhibit E.

     7.9 Each party shall advise the other in writing of any successor or designee of their respective Technical Coordinators, Named Executives or Marketing Liaisons.

8    Covenants
     ---------

     8.1 In order to facilitate the exchange of information and the joint development work to be performed hereunder, and in consideration of the terms and conditions of this Agreement, the parties shall abide by the following covenants during the term of this Agreement (unless otherwise specified below):

     8.2 Hydrix shall support ICA in an equitable manner in comparison to the support provided by such server offerings for other protocols of Microsoft or third party clients.

     8.3 Microsoft will [CONFIDENTIAL TREATMENT REQUESTED]/*/ to allow client devices implementing ICA to attach to Hydrix servers. Citrix acknowledges that such licensing scheme may require the use of Key System Client Software. Without limiting the generality of the foregoing, Microsoft's [CONFIDENTIAL TREATMENT REQUESTED]/*/ for Windows CE Key System Client Software licenses [CONFIDENTIAL TREATMENT REQUESTED]/*/ in comparison to [CONFIDENTIAL TREATMENT REQUESTED]/*/ for Key System Client Software licenses for end users of Pure ICA Devices.

     8.4 After Microsoft begins to market and distribute Hydrix, Microsoft agrees to use commercially reasonable efforts to make Hydrix available in at least the same set of international versions and on at least the same set of platforms as Windows NT Server is offered. Microsoft will use commercially reasonable efforts to release

--------------------
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AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED
MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          such additional versions in a timely manner given the development requirements therefor, and provided that Microsoft in its sole discretion shall determine its release schedule for all versions of Hydrix.

     8.5 Provided that Microsoft ships a Hydrix 4.0 product and a Hydrix 5.0 product, during the term of this Agreement, Citrix agrees to limit updates of its current Multi-User product (currently known as "WinFrame") as follows: [CONFIDENTIAL TREATMENT REQUESTED]/*/. "Product Release" shall mean a major release of Product which is designated by Citrix in its sole discretion as a change in the digit(s) to the left of the decimal point in the product version number [(x).xx]; and "Version Release" shall mean a release of Product containing only minor enhancements and bug fixes which is designated by Citrix in its sole discretion as a change in the tenths digit in the product version number [x.(x)x]. For as long as Citrix complies with the foregoing limitation, Microsoft shall provide it with Windows NT Server v.3.51 Source Code as necessary to develop and maintain such authorized WinFrame 2.0/3.51 versions in localized form. Notwithstanding the foregoing, if Microsoft, despite making commercially reasonable efforts, is unable to release (i) a Hydrix 4.0 product within [CONFIDENTIAL TREATMENT REQUESTED] /*/ of the Effective Date, (ii) a Hydrix 5.0 product within the later of a) [CONFIDENTIAL TREATMENT REQUESTED]/*/ after initial release of a Hydrix 4.0 product and b) [CONFIDENTIAL TREATMENT REQUESTED]/*/ after the Effective Date, or (iii) a Hydrix product for the second Product Release of Windows NT Server following the Effective Date (currently assumed to be Windows NT Server v.6) within [CONFIDENTIAL TREATMENT REQUESTED]/*/ after initial release of Hydrix 5.0 product, then Citrix may offer, license and distribute [CONFIDENTIAL TREATMENT REQUESTED]/*/ of WinFrame for Windows NT Server v. 3.51 without violating its obligations under this Section.

     8.6 Provided that Microsoft is in compliance with Section 8.9, Citrix agrees [CONFIDENTIAL TREATMENT REQUESTED]/*/ developing or assisting any third party in developing, [CONFIDENTIAL TREATMENT REQUESTED]/*/ as defined in this Agreement, without Microsoft's prior written consent.

     8.7 For the first [CONFIDENTIAL TREATMENT REQUESTED]/*/ after the Effective Date of this Agreement, Microsoft agrees to refrain from shipping any Multi-User client device support for any device other than a Windows Client Device and will not make any representation or announcement of its intention to develop or ship such Plug-In Software for [CONFIDENTIAL TREATMENT REQUESTED]/*/ after the Effective Date.

--------------------
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UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     8.8 Microsoft agrees to endorse only ICA as the preferred way to provide Multi-User Windows access for devices other than Windows Client Devices for a period of two and one-half (2.5) years from the Effective Date.

     8.9 Provided that Citrix is in compliance with Section 8.6, Microsoft agrees [CONFIDENTIAL TREATMENT REQUESTED]/*/ developing or assisting third parties in developing [CONFIDENTIAL TREATMENT REQUESTED]/*/, as defined in this Agreement, [CONFIDENTIAL TREATMENT REQUESTED]/*/, without Citrix' prior written consent.

     8.10 In the event Citrix fails to actively pursue the market for supporting specific client device types (e.g., Macintosh) with Citrix Plug-In Software and provide a commercially competitive product on those specific client device types on an on-going basis, Microsoft shall have the right to lift restrictions in Sections 6.3 and 8.7 for those affected client device types upon written notice to Citrix, provided Citrix does not cure such failure within [CONFIDENTIAL TREATMENT REQUESTED]/*/ of notice or a technically reasonable time period.

     8.11 Microsoft agrees to make commercially reasonable efforts to bundle ICA client software as supplied by Citrix with Microsoft Windows family products during the term of the Agreement, provided that Microsoft shall not be obligated to do so if such bundling materially increases product costs and/or materially increases end-user electronic download times. Microsoft shall offer this through its standard delivery mechanisms, but not require its OEMs to bundle such client software.

     8.12 Microsoft shall continue to make Hydrix 4.x products commercially available for [CONFIDENTIAL TREATMENT REQUESTED]/*/ beyond the release (if any) of Hydrix 5.0 and Hydrix 5.x for [CONFIDENTIAL TREATMENT REQUESTED]/*/ beyond the release of Hydrix products for the second Product Release of Windows NT Server following the Effective Date (currently assumed to be Windows NT Server v.6).

     8.13 Microsoft covenants that it will not distribute a Multi-User server which provides Multi-User access to Windows-based applications during the term of this Agreement other than the Multi-User Windows NT defined as Hydrix herein, unless such server is a functional replacement, including the Hydrix Plug-In Interfaces, for Hydrix that provides access to Windows-based applications and is distributed subject all terms of this Agreement including Section 9.

--------------------
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AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED
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UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9    Payment
     -------

     9.1  Fees.  In consideration of Citrix' development obligations, license
          ----
          grants, and the other terms and conditions of this Agreement, Microsoft agrees to pay the fees set forth in this Section 9 during the term of this Agreement.

          9.1.1 Microsoft shall pay initial fees and royalties to Citrix within thirty (30) days of the Effective Date, as follows:

                 9.1.1.1 The sum of Thirteen Million Dollars ($13,000,000) for engineering services to be provided by Citrix to Microsoft for Hydrix products as defined in Exhibits C and D, such amount to be due and payable without regard to shipment by Microsoft of any Hydrix products described herein.

                 9.1.1.2 The sum of Sixty Two Million Dollars ($62,000,000) as an initial non-refundable royalty payment, the full amount of such payment to be irrespective of the number of units or dollar amount of any Hydrix products shipped, if any, by Microsoft hereunder.

          9.1.2 Subject to the other terms and conditions of this Agreement, Microsoft shall pay the following additional royalties to Citrix with respect to Microsoft's distribution of Hydrix:

                 9.1.2.1 For Hydrix products which Microsoft prices separately and the primary function of which is to add Multi-User functionality to applicable versions of Windows NT Server ("Add-on Products"), Microsoft shall pay a royalty of [CONFIDENTIAL TREATMENT REQUESTED]/*/ of its Net Receipts from distribution of such products.

                 9.1.2.2 Microsoft shall pay Citrix an additional royalty of [CONFIDENTIAL TREATMENT REQUESTED]/*/ of its Net Receipts from licenses that enable customers to attach Hydrix client devices to a Hydrix Server and execute Windows applications on such servers (but excluding Net Receipts from any other Microsoft software which may be distributed or licensed in conjunction with the right to attach and execute Windows applications on the server).

--------------------
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AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED
MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                 9.1.2.3 In each quarter, Microsoft shall calculate the revenues Citrix would have been due from a royalty of [CONFIDENTIAL TREATMENT REQUESTED]/*/. If, in a given quarter, this alternative royalty would have exceeded that sum due to Citrix under Sections 9.1.2.1 and 9.1.2.2, then this alternative royalty shall apply.

                 9.1.2.4 Within forty five (45) days after the end of each calendar quarter with respect to which Microsoft owes Citrix any royalties hereunder, Microsoft shall furnish Citrix a statement together with payment for any amount shown thereby to be due to Citrix. The royalty statement shall be based upon Net Receipts for the quarter then ended, and shall contain information sufficient to discern how the royalty payment was computed in a form agreed upon.

                 9.1.2.5 Microsoft shall not be obligated to pay any royalties to Citrix with respect to (i) any product which is distributed as "free," "complimentary," "no charge," or at nominal prices to cover shipping and handling, in support of normal marketing activities, or (ii) MS' internal use and sale to employee copies. Microsoft shall be entitled to withhold from all royalty sums otherwise payable hereunder a reasonable reserve, made in good faith, against anticipated returns of Hydrix products and Key System Client Software which it distributes, provided that such reserve shall not exceed fifteen percent (15%) of all amounts due hereunder for the two (2) most recent calendar quarters, without adjustment for reserve, and which reserve shall be reviewed quarterly in light of the actual returns of the preceding two (2) quarters. The excess (short-fall), if any, of such reserve balance at the time of such quarterly review over (under) the actual aggregate amount of returns for such period shall be credited to (debited against) the next payment due Citrix hereunder.

     9.2  Minimum and Maximum Payments.
          ----------------------------

          9.2.1 In the event that during any of the five calendar quarters after the commercial release of Hydrix 4.0, Microsoft's payment of fees with respect to Hydrix 4.x products for such quarter does not equal at least [CONFIDENTIAL TREATMENT REQUESTED]/*/ , Microsoft shall within forty-five (45) days after the end of such calendar quarter pay an additional amount to Citrix such that the cumulative payment for such

--------------------
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
                 quarter equals [CONFIDENTIAL TREATMENT REQUESTED]/*/. Once Microsoft has made payments to Citrix hereunder totaling Fifty Million Dollars ($50,000,000.00) for royalty-bearing products associated with Hydrix 4.x, Microsoft's obligation to make any further payments under Section 9.1.2 associated with Hydrix 4.0 shall cease.

                 9.2.1.1 Notwithstanding the provisions of the foregoing paragraph, if Citrix achieves delivery of Hydrix 4.0 which is accepted by Microsoft (such acceptance not to be unreasonably withheld) prior to [CONFIDENTIAL TREATMENT REQUESTED]/*/ , then any unearned portion of Hydrix royalties remaining payable on Hydrix 4.0 below $50 Million, shall be added to the $50 Million Dollar cap on royalties to be paid to Citrix on Hydrix 5.0.

          9.2.2 In the event that during any of the five calendar quarters after the commercial release of Hydrix 5.0, Microsoft's payment of fees with respect to Hydrix 5.x products for such quarter does not equal at least [CONFIDENTIAL TREATMENT REQUESTED]/*/, Microsoft shall within forty-five (45) days after the end of such calendar quarter pay an additional amount to Citrix such that the cumulative payment for such quarter equals [CONFIDENTIAL TREATMENT REQUESTED]/*/. Except as provided in
                 Section 9.2.1.1 above, once Microsoft has made payments to Citrix hereunder totaling Fifty Million Dollars ($50,000,000.00) for royalty-bearing products associated with Hydrix 5.0, Microsoft's obligation to make any further payments under Section 9.1.2 associated with Hydrix 5.0 shall cease.

     9.3  Further Payment.  In no case shall Microsoft be required to make any
          ---------------
          payments on major Product Release of Hydrix beyond version 5.x, or any amount in excess of $175 Million Dollars under this Agreement.

     9.4  Address for Payments.  Payments provided for in this Section shall be
          --------------------
          made electronically to an address and account to be provided by Citrix.

     9.5  Taxes.  Payments provided for in this Section are exclusive of any
          -----
          federal, state, municipal or other governmental taxes.

--------------------
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

     9.6   Audits.
           ------

           9.6.1 During the term of this Agreement and for three (3) years thereafter, Microsoft agrees to keep all usual and proper records and books of account and all usual and proper entries relating to Hydrix sufficient to substantiate the number of copies of Hydrix, distributed or otherwise disposed of by or for Microsoft. Microsoft shall maintain such records for itself and for each Microsoft subsidiary which exercises rights under this Agreement.

           9.6.2 In order to verify statements issued by Microsoft and Microsoft's compliance with the terms of this Agreement, upon prior written notice to Microsoft, Citrix may cause (i) an audit to be made of Microsoft's and/or Microsoft's subsidiaries' books and records; and/or (ii) an inspection to be made of Microsoft's and/or Microsoft's subsidiaries' facilities and procedures. Any audit and/or inspection shall be conducted during regular business hours at Microsoft's and/or Microsoft's subsidiaries' facilities. Any audit shall be conducted by a nationally recognized independent certified public accountant selected by Citrix (other than on a contingent fee basis).

           9.6.3 Microsoft agrees to provide Citrix' designated audit or inspection team access to the relevant Microsoft and/or Microsoft subsidiaries' records and facilities.

           9.6.4 Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be paid for by Citrix unless material discrepancies are disclosed. "Material" shall mean more than five percent (5%) of the amount that was reported. If material discrepancies are disclosed, Microsoft agrees to pay Citrix for the costs associated with the audit. In no event shall audits be made more frequently than annually.

10   Term, Termination, and Limitation of Remedies
     ---------------------------------------------

     10.1 The term of this Agreement shall commence as of the Effective Date and shall continue for a period of [CONFIDENTIAL TREATMENT REQUESTED]/*/ , unless terminated in accordance with the provisions of this Section 10 or extended by a mutually agreed amendment hereto.

     10.2 After escalation to the parties' Named Executives, including a presentation by each party to the Named Executive of the other party of their respective concerns,

--------------------
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UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

           either party may terminate this Agreement if the other party is in material breach of any term or condition of this Agreement and fails to cure that breach within ninety (90) days after receipt of written notice thereof.

     10.3 In the event that Citrix ships a Product Release incorporating technology from Microsoft Windows NT Server version 3.51, except as permitted by Section 8.5, (i) Citrix' rights to Windows NT Server
           v.3.51 Source Code and Object Code, as they exist as of the Effective Date under this Agreement, will be extended by an additional [CONFIDENTIAL TREATMENT REQUESTED]/*/ from the date they would otherwise expire; (ii) all of Microsoft's further payment obligations to, Citrix under Sections 9.1 and 9.2 shall immediately terminate and Microsoft's licenses under this Agreement shall thereafter be royalty-free; and (iii) all of Microsoft's obligations under Sections 6.3, 8.7, and 8.8 shall immediately cease.

     10.4  Citrix may, at its option, also invoke the remedies set forth in
           Section 10.3(i), (ii), and (iii) at any time in its sole discretion, provided that such election of remedies shall be Citrix' sole and exclusive remedy in the event of any breach by Microsoft of Section
           8.3 or its development obligations hereunder.

     10.5 The following Sections shall survive any expiration or termination of this Agreement in accordance with their terms: Sections 1, 4.1, 4.2, 4.5, 5, 6 (excluding 6.3), 10, 11, 12, 13, 14.1, 15, 16, 17, 19, 22, and Exhibit F (Patent License). Section 21 shall survive according to its terms.

11   Warranties
     ----------

     11.1  Each party represents and warrants that:

           11.1.1 It has full power to enter into this Agreement and grant the license rights set forth herein:

           11.1.2 It has not previously and will not grant any rights to any third party that are in conflict with the rights granted to the other party herein;

           11.1.3 The information or materials delivered to the other party hereunder do not (i) infringe any copyright enforceable under the laws of the countries listed in Section 11.3; (ii) violate any trade secret right of any third party, or (iii) to the best of the delivering parties' knowledge infringe any patent right of any third party as of the Effective Date.

     11.2 EXCEPT AS PROVIDED IN SECTION 11.1 ABOVE, THE INFORMATION AND MATERIALS DELIVERED BY EACH PARTY TO THE OTHER

--------------------
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

           PURSUANT TO THIS AGREEMENT ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. ANY REPRESENTATIONS OR WARRANTEES MADE BY EITHER PARTY TO ITS CUSTOMERS, EXPRESS OR IMPLIED, BY LAW OR OTHERWISE, REGARDING INTELLECTUAL PROPERTY ARE THE SOLE RESPONSIBILITY OF SUCH PARTY. EACH PARTY DISCLAIMS ALL OTHER WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     11.3 Neither party shall have any obligation to the other for any copyright infringement claim made against the other which arises from the use or distribution of products outside the geographical boundaries of the United States, Canada, Australia, Japan, the European Economic Community, Sweden, Norway, and Finland, and each party hereby releases and discharges the other from any and all copyright infringement claims resulting from such use or distribution.

12   Indemnity
     ---------

     12.1 Each party shall (the "Indemnifying Party"), at its expense and upon request, defend any claim or action brought against the other party, and the other party's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors (the "Indemnified Party"), which, if true, would constitute a breach of a warranty set forth in Section 11, and the party will indemnify and hold the other party harmless from and against any costs, damages and fees reasonably incurred by the other party, including but not limited to fees of attorneys and other professionals, that are attributable to such claim; provided that: (i) the Indemnified Party provides the Indemnifying Party with reasonably prompt notice in writing of any such claim or action and permits the Indemnifying Party, through counsel reasonably acceptable to the Indemnified Party, to answer and defend such claims or action; and (ii) the Indemnified Party provides the Indemnifying Party information, assistance and authority to help the Indemnifying Party to defend such claim or action. The Indemnifying Party shall reimburse the Indemnified Party upon demand for any payments made or loss suffered by the Indemnified Party at any time after the date hereof in respect of any liability or claim to which the foregoing indemnity relates, and which has resulted in an adverse judgment of a court of competent jurisdiction or has been settled with the consent of the Indemnifying Party.

     12.2 The Indemnified party shall have the right to employ separate counsel and participate in the defense of any claim or action at its expense.

     12.3 Following notice of an Infringement Claim, the Indemnifying Party may, at its expense, without obligation to do so, procure for the Indemnified Party the right to continue to market, use and have others use the information or materials claimed to be infringing or, without obligation to do so, may replace any information or materials to make them non-infringing. If the Indemnifying Party elects to replace or modify any information or materials, such replacement shall meet substantially the specifications for such information or materials provided for in this Agreement, if any, and shall be subject to any acceptance provisions of this Agreement applicable to the delivery of such information or materials.

     12.4 Neither party shall have any liability for any infringement claim based on the other party's (i) use or distribution of products after receipt of notice from the other party that the party should cease use or distribution of the product due to an infringement claim; or
           (ii) combination of information or materials delivered by the other party hereunder with other programs or data, if such infringement claim would have been avoided by the exclusive use of the information or materials delivered hereunder. For all infringement claims arising under this Section 12.4, the other party agrees to indemnify and defend the delivering party from and against all damages, costs and expenses, including reasonable attorneys' fees.

13   Limitation of Liability; Actions
     --------------------------------

     13.1  Except with respect to Section 21 and breach of Section 6.1, 6.2, and
           6.3 (subject to 13.2), NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. The parties acknowledge that other parts of this Agreement rely upon the inclusion of this Section.

     13.2 Notwithstanding Section 13.1, Citrix may recover against Microsoft indirect, incidental, consequential, or special damages that are awarded by a court of competent jurisdiction following exhaustion of all appeals to which Microsoft is entitled, up to a total cap of [CONFIDENTIAL TREATMENT REQUESTED]/*/ for any uncured, material breach of Section 6.3.

     13.3 Nothing in this Agreement shall affect or limit either party's right to collect any amounts otherwise due under the terms of this Agreement or to institute and prosecute proceedings in any court of competent jurisdiction (as provided in Section 19), under any applicable laws, seeking direct damages for breach of this Agreement, specific performance of this Agreement, or an order enjoining the other party from activities in violation of this Agreement.

14   Agreements with Employees and Others
     ------------------------------------

     14.1 Each party represents that it has or will obtain appropriate agreements with its employees or others including subcontractors, whose services it may require,

--------------------
/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

           sufficient to enable such party to comply with all the provisions of this Agreement.

     14.2 Personnel used or supplied by Microsoft in the performance of work hereunder shall be employees or contractors of Microsoft, and under no circumstances are such personnel to be considered employees or agents of Citrix. Microsoft shall have the sole responsibility for supervision and control of its personnel, payment of salary, including withholding of income taxes and social security taxes, worker's compensation, disability benefits and the like.

     14.3 Personnel used or supplied by Citrix in the performance of work hereunder shall be employees or contractors of Citrix, and under no circumstances are such personnel to be considered employees or agents of Microsoft. Citrix shall have the sole responsibility for supervision and control of its personnel, payment of salary, including withholding of income taxes and social security taxes, worker's compensation, disability benefits and the like.

     14.4 Neither Microsoft nor Citrix shall knowingly and intentionally induce any Engineer (as defined below) to terminate his or her employment with the other party while such person is serving as an Engineer, provided that it shall not be a breach of this Section for either party to hire an Engineer of the other party who has responded to general advertisements or has applied for a position via normal recruitment channels. An "Engineer" refers to a development or test engineer who has significant experience in working with Multi-User technology.

15   No Partnership, Joint Venture or Franchise
     ------------------------------------------

     Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise as defined in the Washington Franchise Investment Protection Act, RCW 19.100, as amended, or 16 CFR
     Section 436.2(a).

16   Compliance with Laws and Regulations
     ------------------------------------

     Each party agrees that it will not export or re-export any product or technical data of the other party to any country, person, entity or end user to which such export would be a violation of any applicable export restriction. Restricted countries for purposes of U.S. law and regulations currently include, but are not necessarily limited to, Cuba, Iran, Iraq, Libya, North Korea, the Sudan, and Syria. Each party further agrees to do all things necessary to comply with all applicable laws, rules and regulations concerning exports of products and technical data of the other party.

17   Notices
     -------

     17.1 All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the

          United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

          To Citrix:

               Citrix Systems, Inc.
               6400 NW 6th Way
               Fort Lauderdale, Florida 33309

               Attention: President

               Phone:  (954) 267-3000
               Fax:    (954) 267-9319

               Copy to: General Counsel, George W. Thibeault
               Fax:   (617) 248-7100

          To Microsoft:

               Microsoft Corporation
               One Microsoft Way
               Redmond, WA 98052-6399

               Attention:  Group Vice President, Platforms

               Phone:  (425) 882-8080
               Fax:    (425) 936-7329

               Copy to: Law & Corporate Affairs
               Fax:(425) 936-7409

          17.1.1 or to such other address as a party may designate pursuant to this notice provision.

18   Excusable Delays
     ----------------

     Neither party hereto shall be in default by reason of any failure in the performance hereunder in accordance with any terms, if such failure is due to, acts of the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, freight embargoes, civil commotions and the like.

19   Governing Law; Jurisdiction; Attorneys' Fees
     --------------------------------------------

     This Agreement shall be governed by the laws of the State of Washington as though entered into between Washington residents and to be performed entirely within the State of Washington. In any formal action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement (i) the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees, and
     (ii) the party bringing the action shall bring the action in a court in the state and county where the other party's corporate headquarters is located.

20   Assignment
     ----------

     20.1 Neither party shall assign or otherwise transfer any of its rights or privileges under this Agreement, including the patent licenses granted hereunder, to any third party, under action of law or otherwise, including without limitation in connection with any acquisition of a party by a third party (including without limitation by merger, sale of stock, or otherwise) or in connection with the insolvency or bankruptcy of either of the parties, without the prior written consent of the other party. An assignment shall be deemed to include Citrix' acquisition of a controlling interest in a company listed on Exhibit H. Microsoft may revise the list on Exhibit H upon notice to Citrix, but may not increase the number of companies on the list may not add companies to the list more often than quarterly, and may not add a company to the list if, at that time, Citrix can demonstrate that it is already in acquisition discussions with such company for as long as such negotiation discussions continue. Any attempted assignment in derogation of the foregoing shall be void.

     20.2 This Section shall supersede the equivalent section in any contracts between the parties entered into prior to the Effective Date.

21   Pre-Agreement Claims
     --------------------

     21.1 Citrix covenants and agrees that it (and any other person or entity under its direction or control, and any other person or entity which Citrix has engaged to act on its behalf) will not assert any claims against Microsoft, any Microsoft employee, or any Microsoft subsidiary based upon any matter that occurred prior to the Effective Date of this Agreement ("Pre-Agreement Claims"). Notwithstanding anything to the contrary in the preceding sentence, Citrix may assert any Pre-Agreement Claims against Microsoft, Microsoft employees, or Microsoft subsidiaries in the event that (a) Microsoft commits a material breach of the Agreement which has not been cured within sixty (60) days of notice of breach, and Citrix elects to terminate the Agreement because of such breach; or (b) Microsoft terminates the Agreement for any reason other than material breach by Citrix which has not been cured within sixty (60) days of notice of breach.

     21.2 Microsoft covenants and agrees that it (and any other person or entity under its direction or control, and any other person or entity which Microsoft has engaged to act on its behalf) will not assert any claims against Citrix, any Citrix employee, or any Citrix subsidiary based upon any matter that occurred prior to the Effective Date of this Agreement ("Pre-Agreement Claims"). Notwithstanding anything to the contrary in the preceding sentence, Microsoft may assert any Pre-Agreement Claims against Citrix, Citrix employees, or Citrix subsidiaries in the event that

           (a) Citrix commits a material breach of the Agreement which has not been cured within sixty (60) days of notice of breach, and Microsoft elects to terminate the Agreement because of such breach; or (b) Citrix terminates the Agreement for any reason other than material breach by Microsoft which has not been cured within sixty (60) days of notice of breach.

     21.3 This Section 21 shall survive expiration of the five-year term of the Agreement but shall not survive termination for breach of the Agreement.

22   Construction
     ------------

     If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor or against either party.

23   Entire Agreement
     ----------------

     This Agreement constitutes the entire agreement between the parties with respect to its subject matter and merges all prior and contemporaneous communications, and this Agreement supersedes those provisions of the License, Development, and Marketing Agreement dated July 9, 1996 between the parties pertaining to Microsoft's distribution of a Multi-User product. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Citrix and Microsoft by their respective duly authorized representatives.

Except as otherwise provided in this Agreement, nothing in this Agreement shall modify any agreement between the parties entered into prior to the Effective Date.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.


MICROSOFT CORPORATION               CITRIX SYSTEMS, INC.


/s/  Paul Maritz                    /s/  Edward E. Iacobucci
-----------------------------       ---------------------------------
By (Sign)                           By (Sign)


Paul Maritz                         Edward E. Iacobucci
-----------------------------       ---------------------------------
(Name (Print)                       Name (Print)


Group Vice President                Chairman
-----------------------------       ---------------------------------
Title                               Title


May 9, 1997                         May 9, 1997
-----------------------------       ---------------------------------
Date                                Date

                                   Exhibit A

                              Citrix Deliverables
                              -------------------

Multi-User enabler Source Code from WinFrame 2.0/4.0. The Multi-User enabler Source Code includes the Source Code that has been integrated into the Windows NT 4.0 source base to enable Windows NT for a Multi-User execution model. Specifically, this includes but is not limited to:

[CONFIDENTIAL TREATMENT REQUESTED]/*/

Communications Subsystem Source Code for WinFrame 2.0/4.0. The Communications Subsystem includes the infrastructure components used to establish and interface with a connection-based communications stack. Specifically, this includes:

[CONFIDENTIAL TREATMENT REQUESTED]/*/

 . To the extent of Citrix' rights therein, any and all administrative tools, diagnostic tools, tests, and test support systems, test harnesses, performance measurement and monitoring tools, and any additional software specifically used in development and testing of the code above.

 . Citrix' databases on application-compatibility deficiencies of all versions of WinFrame, including without limitation all quality, performance and scalability test suites used by Citrix to verify WinFrame Multi-User performance.

An initial delivery of Citrix Deliverables (including but not limited to the Multi-User enabler Source Code and currently available documentation) of shall be provided by Citrix to Microsoft within [CONFIDENTIAL TREATMENT REQUESTED]/*/ business days of the Effective Date, a complete delivery shall be delivered within [CONFIDENTIAL TREATMENT REQUESTED]/*/, and updated versions thereof shall be delivered by Citrix to Microsoft upon availability in connection with the parties' development obligations under this Agreement.

Other Deliverables
------------------

In addition to the "Citrix Deliverables" above, Citrix shall deliver the following to Microsoft:

[CONFIDENTIAL TREATMENT REQUESTED]/*/

--------------------------
* [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   Exhibit B

                             Microsoft Deliverables
                             ----------------------

[CONFIDENTIAL TREATMENT REQUESTED]/*/

The foregoing deliverables shall be delivered by Microsoft as soon as reasonably practical to Citrix, but within [CONFIDENTIAL TREATMENT REQUESTED]/*/ of the Effective Date, and updated versions thereof shall be delivered by Microsoft to Citrix upon availability in connection with the parties' development obligations under this Agreement.

---------------------------
/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   Exhibit C

                                   Hydrix 4.0
                                   ----------

Development Responsibilities
----------------------------

[CONFIDENTIAL TREATMENT REQUESTED]/*/

Development Requirements
------------------------

As part of its development responsibilities hereunder, Citrix will:

[CONFIDENTIAL TREATMENT REQUESTED]/*/

Schedule
--------

 . Citrix will make commercially reasonable efforts to provide an initial commercial release candidate of Hydrix 4.0 for final conformance testing by Microsoft as early as possible in order for Microsoft to be able to issue a commercial product release in calendar year 1997. In the event the commercial release candidate product delivered by Citrix pursuant to the foregoing does not pass Microsoft's final conformance testing, at Microsoft's discretion, Citrix will provide a minimum of [CONFIDENTIAL TREATMENT REQUESTED]/*/ key development and/or test engineers on site at Microsoft's Redmond campus who will be dedicated to modifying such code in order for it to pass final testing, recognizing that time is of the essence in such release.

 . Citrix shall also provide to Microsoft: 1) development and milestone schedule within [CONFIDENTIAL TREATMENT REQUESTED]/*/, 2) weekly status reports, 3) monthly status meetings, 3) beta not later than [CONFIDENTIAL TREATMENT REQUESTED]/*/.

 . The parties acknowledge that, although time is always of the essence in product development, the milestones and other key checkpoint dates agreed upon by the parties are target dates and failure to achieve any of said target dates shall not constitute a breach of this Agreement. Not withstanding the foregoing, each party shall act in good faith and make commercially reasonable efforts to achieve the target dates. Any issues regarding a failure to fulfill a party' obligation to undertake commercially reasonable efforts shall be promptly escalated to the Named Executives for resolution.

---------------------------
/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Development Personnel and Locations
-----------------------------------

 . Each party shall provide such technical personnel as are reasonably necessary to work on the premises of the other party to assist in integration and conformance testing of portions of the Hydrix code developed by such party. Each party shall pay its own employees' salaries and expenses, including travel, communications, and living expenses during such site visits, with the exception that each party shall provide office space and appropriate computer equipment to employees of the other party during such site visits.

                                   Exhibit D

                                   Hydrix 5.0
                                   ----------

Development Responsibilities
----------------------------

[CONFIDENTIAL TREATMENT REQUESTED]/*/

Schedule
--------

[CONFIDENTIAL TREATMENT REQUESTED]/*/

---------------------------
/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   Exhibit E

                         Joint Marketing; Announcements
                         ------------------------------

Microsoft Endorsement

 . Both companies agree to a joint press release and related events, and to endorse each other's solutions including migration of WinFrame customers to Hydrix when available, though not at the expense of their own offerings.

 . Subject to provisions of section 8, Microsoft agrees to endorse only ICA as the preferred way to provide Windows access to non-Windows family platforms for a period of two and one-half (2.5) years from the Effective Date.

Co-Marketing Partnership

 . Microsoft and Citrix will provide designated Marketing Liaisons for handling of all Citrix/Microsoft co-marketing programs.

Announcement

 . Microsoft and Citrix will issue a joint press release announcing the signing of this Agreement.

 . Microsoft and Citrix will conduct a joint press conference on a mutually agreed upon date and location with participation of senior executives from both companies announcing the signing of this Agreement.

 . Microsoft and Citrix will issue a joint press release announcing the availability of Hydrix 4.0.

 . Microsoft will endorse only ICA as the preferred solution for non-Windows32 devices in one or more of the announcements above.

 . Microsoft and Citrix will post relevant news announcements on their Internet web sites.

 . Microsoft will provide access to appropriate marketing executives & managers for written and verbal comment to press and industry analysts.

Attribution

 . Microsoft shall include appropriate Citrix copyright or technology licensing notifications in the "Help About" box which is included Hydrix 4.0, in product documentation which is included in the packaging for Hydrix 4.0, and in any advertising and promotional materials which the parties may mutually agree upon for "Hydrix 4.0.

Training

 . Microsoft agrees to provide sales and technical training on Hydrix 4.x and 5.x at no cost to the Citrix sales/systems engineering and support teams.

 . Citrix agrees to provide sales and technical training on Citrix Plug-In
  Software at no cost to the Microsoft sales/systems engineering and support teams.

 . Microsoft agrees to install Citrix Plug-In Software and to connect at least one ICA device to Hydrix systems installed at Microsoft customer briefing centers.

 . Microsoft and Citrix will jointly develop an ICA overview component to be included in Hydrix 4.x and 5.x end user and reseller training materials.

Promotion

 . Microsoft and Citrix agree to develop a joint promotional plan for Hydrix and Citrix Plug-In Software. The promotional plan may include but is not limited to joint participation in:

      .  industry tradeshows,
      .  seminars,
      .  advertising,
      .  web links, and
      .  direct mail

 . Upon Microsoft's request Citrix will supply Microsoft with up to l00,000 pieces of Citrix Plug-In Software promotional materials at no charge.

 . Microsoft will supply Citrix with soft or camera-ready master copies of promotional materials for reproduction and distribution by Citrix in conjunction with Citrix' ongoing marketing activities.

 . Microsoft will provide to Citrix at [CONFIDENTIAL TREATMENT REQUESTED]/*/ a minimum of [CONFIDENTIAL TREATMENT REQUESTED]/*/ Not For Resale (NFR) units of Hydrix 4.0 and a minimum [CONFIDENTIAL TREATMENT REQUESTED]/*/ Not For Resale
  (NFR) seed units of Hydrix 5.0, and five (5) keys to allow Pure ICA clients using Key System Client Software to connect for each NFR seed unit. Microsoft will incur no royalty obligations to Citrix on these units.

 . Microsoft will provide a page on their web site for 12 months that features
  Citrix Plug-In Software for Hydrix.

 . Citrix will provide to Microsoft at [CONFIDENTIAL TREATMENT REQUESTED]/*/
  Not For Resale (NFR) units of Citrix Plug-In Software.

 . Microsoft and Citrix will jointly provide a commercially viable upgrade/migration program for users of Citrix WinFrame 2.0 and previous WinFrame products.

----------------------------
/*/  [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
  AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   Exhibit F

                            Patent License Agreement
                            ------------------------

This Patent License (the "License") is entered into as of the Effective Date by and between Microsoft Corporation, a Washington corporation ("Microsoft"), and Citrix Systems, Inc., a Delaware corporation ("Citrix").

WHEREAS Microsoft and Citrix each own rights in certain patents and/or patent applications for computer software inventions related to multiple user software systems, including the right to grant patent licenses and releases to the other,

AND WHEREAS each of the Parties expects to continue research and development which will produce further patents or applications,

AND WHEREAS, in connection with the License, Development and Marketing Agreement which the Parties are entering into as of the Effective Date and to which this License is an Exhibit (the "License, Development and Marketing Agreement"), each of the Parties wishes to be granted freedom from suit under such patents of the other Party,

     NOW, THEREFORE, in consideration of the covenants, terms and conditions contained in this License, the Parties agree as follows:

1.   DEFINITIONS
     -----------

     1.1. Effective Date shall mean the date upon which this License is signed, if simultaneously executed by the Parties, or the later of the two dates on which this License is signed by the Parties, if signed on different dates.

     1.2. Subject Patents shall mean, with respect to each party, all patents worldwide, including utility models but not including design patents, with claims directed to a Multi-User Software System or component thereof, issued or issuing from applications entitled to a first effective filing date on or before the Patent Date, under which patents or the applications therefore either Party or any of its Subsidiaries now has, or hereafter obtains, the right to grant a license or freedom from suit to the other Party; notwithstanding the foregoing definition, all patents and applications owned or controlled by Citrix as of the Effective Date are Citrix Subject Patents. The term Subject Patents shall include all patents and patent applications with claims directed to the work performed by the parties under the License, Development and Marketing Agreement. The term Subject Patents shall also include all extensions, divisionals, continuations, continuations-in-part, reexaminations, reissue and provisional patents as well as patent applications to the extent rights attach to such applications.

     1.3. Multi-User Software System shall mean the client and server components of a computer software system (and the functions thereof) in which the server separately supports multiple concurrent clients connected to the server and wherein (i) the clients (such as terminals, network computers, personal computers, network PCs, cash registers, etc.) comprise input and output devices, (ii) the primary function of the client is to provide output of, and gather input for, the operating system and other applications that are executing on the server on behalf of the client; and (iii) the end result is the appearance to the user of the client that the operating system and server application(s) are running on the client. A Multi-User Software System is composed of (and limited to) the following functional components (which may be packaged separately or in combination):

          1.3.1. A server Base Subsystem for managing multiple user memory, sessions, processes and threads in an underlying operating system by allocating operating system resources on behalf of individual clients and server applications during the multiple user session, and managing memory and other system resources that are not otherwise allocated to an individual user; a Base Subsystem does not include operating system components or operating system functions which operating system components or operating system functions are not substantially used for multi-user systems, but does include the underlying operating system components that have been modified or enhanced to support the operations of the Base Subsystem,

          1.3.2. Server Session Subsystem for creating and destroying multiple user sessions, and for delivering to and collecting from multiple clients, user data and control information,

          1.3.3. Client and server Protocol Subsystems for formatting and transmitting the user data and control information between the clients and server, the Protocol Subsystem includes the multi-user data transfer protocol used by the system, and

          1.3.4. A Client Subsystem for cooperatively sharing actions directed by or on behalf of the user and server-based programmatic behavior between the multiple-user system and the other systems operating on the client.

     Multi-User Software System shall not include operating system components or operating system functions except for those multi-user operating system components and functions explicitly set forth in section 1.3.1 through
     1.3.4 above. Multi-User Software System shall not include any application programs that may simply be executed in conjunction with a Multi-User Software System.

     1.4. Combination Product shall mean a product resulting from the combination of Microsoft or Citrix Product(s) with a product(s) provided by a third party, which is not a party to this License.

     1.5. Foundry Product shall mean a Microsoft or Citrix Product sold, leased, licensed or otherwise transferred by one Party (the 'Foundry Party") to this License, wherein the Product is designed by or for a third party without substantial design input from the Foundry Party and is transferred
           (i) essentially exclusively to that third party or its customers or
           (ii) through or by the Foundry Party for the purpose of circumventing any patent rights of the other Party.

     1.6. Clone Product shall mean a Party's Product (which is not a Multi-User Software System) designed, developed or acquired after the Effective Date that competes with and is a fully compatible look-alike or act-alike (by providing the same or substantially the same user interface and/or APIs) version of an Established Product of the other Party. An Established Product is a Product publicly released or released for significant public beta testing and designed, developed, or acquired before the introduction of the Party's Product; Clone Product shall exclude software, such as drivers, network protocols, etc., where such similarity with the user interface or APIs is dictated by adherence to an industry standard which was widely recognized prior to the release of the Party's Product. A Party's Product shall not be deemed to be a Clone Product solely on the basis that it provides the same or substantially the same functionality as a product of the other Party. For the purposes of this definition, neither the ICA protocol nor Microsoft created interfaces and protocols in Microsoft Windows Operating System Products shall be deemed to be an "industry standard." "Microsoft Windows Operating System Products" shall mean Windows (and successors and derivatives), Windows NT (and successors and derivatives), and Windows CE (and successors and derivatives).

     1.7. Microsoft Product shall mean a software product or component thereof designed, developed, duplicated, manufactured or rendered by or for Microsoft or one of its Subsidiaries, but shall not include any Foundry Product or Clone Product.

     1.8. Citrix Product shall mean a software product or component thereof designed, developed, duplicated, manufactured or rendered by or for Citrix or one of its Subsidiaries, but shall not include any Foundry Product or Clone Product.

     1.9.  Subsidiary shall mean a corporation, company or other entity

           1.9.1. greater than fifty percent (50%) of whose combined voting power of the total voting stock (representing the right to vote for the election of directors or other managing authority) is, now or hereafter; owned or controlled, directly or indirectly, by a Party hereto, and is actually controlled or managed by such Party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such voting power, and actual control or management, exists; or

          1.9.2. which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but greater than fifty percent (50%) of whose ownership or equity interest is, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, and is actually controlled or managed by such Party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control of equity interest, and actual control or management, exists.

          1.9.3. For the purposes of this License, the Parties agree that the Microsoft Network and any other mutually agreed less than majority owned affiliates listed in Exhibit A as may be amended from time to time, shall each constitute a Subsidiary of Microsoft so long as Microsoft maintains at least a twenty-percent (20%) ownership interest in the entity.

     1.10. Patent Date shall mean the fifth anniversary of the Effective Date or the date of early termination under Section 10 of the License, Development and Marketing Agreement, which ever is earlier.

2.   GRANTS
     ------
     2.1.  Microsoft to Citrix
           2.1.1. Microsoft, on behalf of itself and its Subsidiaries, grants Citrix a worldwide, nonexclusive, [CONFIDENTIAL TREATMENT REQUESTED]/*/ , non-transferable (except as provided in Section 9) license under any of Microsoft's Subject Patents to practice any right under such patents including the right to make, use, sell, offer for sale or import, to commercially exploit; to have made, to promulgate any specification related to, to provide any service, or to test any Citrix Products.

           2.1.2. A Combination Product is licensed under a claim of a Microsoft Subject Patent only to the extent that there would not have been infringement (direct or indirect) of such claim by the non-Citrix components of the Combination Product but for the combination of the third party Product with the Citrix Product. The fact that a Combination Product is unlicensed under any claim shall not limit, restrict or otherwise affect the license granted to the Citrix Product included in the Combination Product. Notwithstanding the foregoing, a Combination Product that is a Foundry Product or Clone Product is not licensed under this License.

           2.1.3. Except to the extent necessary to allow Citrix and its Subsidiaries as described in Section 2.3, to conduct the sale, commercial exploitation, lease, license or other transfer of a Citrix Product, this license does not include a right to grant a sublicense to any of Microsoft's Subject Patents.

           2.1.4. In the case of those Microsoft Subject Patents licensable hereunder only upon payment of a license fee from Microsoft to a third party, Citrix shall be responsible for payment of such fees, and Citrix' license hereunder


----------------------------
/*/  [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
  AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                   shall be at Citrix' request and option and subject to payment of such fees and to any other applicable restrictions of the third party licensor.

     2.2.  Citrix to Microsoft

           2.2.1. Citrix, on behalf of itself and its Subsidiaries,. grants Microsoft a worldwide, nonexclusive, [CONFIDENTIAL TREATMENT REQUESTED]/*/ , non-transferable (except as provided in Section 9) license under any of Citrix' Subject Patents to practice any right under such patents including the right to make, use, sell offer for sale or import, to have made, to commercially exploit, to promulgate any specification related to, to provide any service, or to test any Microsoft Products.

           2.2.2. A Combination Product is licensed under a claim of a Citrix Subject Patent only to the extent that there would not have been infringement (direct or indirect) by the non-Microsoft component of the Combination Product but for the combination of the third party Product with the Microsoft Product. The fact that a Combination Product is unlicensed under any claim shall not limit, restrict or otherwise affect the license granted to the Microsoft Product included in the Combination Product. Notwithstanding the foregoing, a Combination Product that is a Foundry Product or Clone Product is not licensed under this License.

           2.2.3. Except to the extent necessary to allow Microsoft and its Subsidiaries as described in Section 2.3, to conduct the sale, commercial exploitation, lease, license or other transfer of a Microsoft Product, this license does not include a right to grant a sublicense to any of Citrix' Subject Patents.

           2.2.4. In the case of those Citrix Subject Patents licensable hereunder only upon payment of a license fee from Citrix to a third party, Microsoft shall be responsible for payment of such fees, and Microsoft's license hereunder shall be at Microsoft's request and option and subject to payment of such fees and to any other applicable restrictions of the third party licensor.

     2.3.  Subsidiaries: The licenses granted by each Party in Sections 2.1 and
           2.2 shall include the right of the Parties to grant the benefit of such licenses to their respective Subsidiaries. To obtain such benefit, the Subsidiary shall be bound by the terms and conditions of this License as if it were named herein in place of the Parties. If a Subsidiary ceases to be a Subsidiary during the term of this License and holds any Subject Patents under which a Party hereto has been granted a license, such license will continue for the life of such Subject Patents. The right to any other licenses shall terminate on the date such Subsidiary ceases to be a Subsidiary. The license granted to the Subsidiary under Section 2 becomes a limited license under the other Party's Subject Patents, issued or issuing from


----------------------------
/*/  [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
  AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

           patent applications having a first effective filing date on or before the date the Subsidiary ceases to be a Subsidiary, to exercise the rights granted in Section 2 with respect to Products identical with those Subsidiary Products licensed under Section 2 and commercialized (released) prior to the date the Subsidiary ceases to be a Subsidiary. All other licenses and rights granted to the Subsidiary under this License shall terminate and shall not inure to the benefit of the Subsidiary.

3.   RELEASE
     -------

     3.1. Microsoft to Citrix: Microsoft, on behalf of itself and its Subsidiaries, grants to Citrix and its Subsidiaries, including all officers, agents and employees (personally and as representatives of the company), and their respective customers (including licensees), an irrevocable, perpetual release from all claims of infringement of any of the rights of Microsoft's Subject Patents, with respect to Citrix Products made, used, or sold by Citrix or its Subsidiaries before the Effective Date of this License to the extent that such Citrix Product would have been the subject of any license hereunder had it been made, used, or sold after the Effective Date of this License.

     3.2. Citrix to Microsoft: Citrix, on behalf of itself and its Subsidiaries, grants to Microsoft and its Subsidiaries, including all officers, agents and employees (personally and as representatives of the company), and their respective customers (including licensees), an irrevocable, perpetual release from all claims of infringement of any of the rights of Citrix' Subject Patents, with respect to Microsoft Products made, used, or sold by Microsoft or its Subsidiaries before the Effective Date of this License to the extent that such Microsoft Product would have been the subject of any license hereunder had it been made, used, or sold after the Effective Date of this License.

     3.3. Subsidiary: The term Subsidiary, in this Section 3.1 and 3.2 refers only to those Subsidiaries that are Subsidiaries of one of the Parties as of the Effective Date. The releases contained in Sections
           3.1 and 3.2 shall not apply to any Person other than those specified in this Section 3.

4.   EXCLUSION OF OTHER RIGHTS
     -------------------------

     4.1. No license is granted herein by or to either Party, with respect to any copyrights, mask work rights, trade secrets, know-how, trademarks, trade names or similar industrial or intellectual property rights. Neither Party is required hereunder to furnish or disclose to the other any technical or other information.

     4.2. Nothing contained in this License shall be construed to confer any right to use in advertising, publicity, or other promotional activities any trademark or trade name owned by the other Party. Each Party agrees not to use or refer to this License or any provision thereof in any promotional activity associated with products subject to a license hereunder, without express written approval of the other Party.

5.   WARRANTY
     --------

     5.1. Each Party warrants that it has the full right and power to grant the license and release set forth in Sections 2 and 3, and that there are no outstanding agreements, assignments or encumbrances inconsistent with any provisions of this License. Neither Party makes any other warranties, express or implied, nor does either Party assume any liability with respect to any infringement of patents or other rights of third parties owing to the other Party's operation under the license granted herein.

     5.2. Nothing contained in this License shall be construed as a warranty or representation by either Party as to the validity or scope of any of its Subject Patents.

6.   CONFIDENTIALITY
     ---------------

     The terms of this License shall be kept in confidence by the Parties, and shall not be disclosed except as may be required by law. The existence of the License will be disclosed only as mutually agreed between the Parties in writing. Further, if a specific request for information relevant to this License is received from a third party who is a licensee of a Product from one Party and who is also threatened with a claim of infringement by the other Party, the pertinent terms of Sections 1, 2 and 3 can be disclosed after notice is given to the other Party in writing.

7.   TERM AND TERMINATION
     --------------------

     The term of this License shall be from the Effective Date until the expiration of the last to expire of the Subject Patents.

8.   LIMITATION OF LIABILITY
     -----------------------

     Neither Party shall be liable for any consequential, incidental, special, or punitive damages arising out of or related to this License even if a Party has been advised of the possibility of such damages.

9.   ASSIGNMENT AND TRANSFER OF PATENT RIGHTS
     ----------------------------------------

     Any sale or other transfer of, or assignment or grant of any right under, a Subject Patent by a Party shall be subject to the rights and licenses granted in this License to the other Party. Neither Party shall assign or otherwise transfer any of its rights or privileges under this License, including the patent licenses granted hereunder, to any third party under action of law or otherwise, including without limitation in connection with any acquisition of a Party by a third party (including without limitation by merger, sale of stock, or otherwise) or in connection with the insolvency or bankruptcy of either of the Parties, without the prior written consent of the other Party. Any attempted assignment in derogation of the foregoing shall be void.

10.   OTHER TERMS
      -----------

      10.1. No Implied Limitations: Nothing contained in this License shall be construed to limit the rights which the Parties have outside the scope of the license granted hereunder, or restricting the rights of either Party or any of its Subsidiaries to make, have made, use, lease, license, sell or otherwise dispose of any particular Products not subject to the License.

     10.2. No Obligation to Obtain or Maintain Patents: No part of this License shall be construed to require any Party to file any patent application, secure any patent, maintain any patent in force, provide copies of patent applications or patents to the other Party or disclose any inventions described or claimed in such patents or patent applications. However, each Party shall require its respective employees, contractors and other persons working for the Party, to exclusively assign to the Party the entire right, title and interest in and to any patentable inventions that are conceived of, developed, or reduced to practice during the period of time that the employees or contractors are working for the Party.

     10.3. No Obligation to Enforce Patents: No part of this License shall be construed to require any Party to institute any action or suit against third parties for infringement of any of its Subject Patents or to defend any action or suit brought by a third party challenging or concerning the validity of any of its Subject Patents. In addition neither Party shall have any right to institute any action or suit against third parties for infringement of any of the other Party's Subject Patents.

     10.4. Notices and Requests: All notices, authorizations, and requests required or desired to be given or made in connection with this License will be in writing, given by certified or registered mail (return receipt requested), express air courier (charges prepaid), or facsimile and addressed as follows (or to such other address as the Party to receive the notice or request so designates by notice to the other):

                        MICROSOFT:

                        Microsoft Corporation
                        One Microsoft Way
                        Redmond, Washington 98052-6399
                        Facsimile:(206) 936-7329
                        Attention:  Group Vice President, Platforms
                        Attention: Legal

             With a copy to the same address, Attention: Law and Corporate Affairs; Facsimile:(206) 936-7409.

                                    - 44 -
          CITRIX:

          Citrix Systems, Inc.
          6400 NW 6th Way
          Fort Lauderdale, Florida 33309

          Facsimile: President
          Attention: General Counsel

            If a notice is given by either Party by certified or registered mail, it will be deemed received by the other Party on the third business day following the date on which it is deposited for mailing. If a notice is given by either Party by air express courier, it will be deemed received by the other Party on the next business day following the date on which it is provided to the air express courier. If a notice is given by facsimile, it will be deemed received by the other Party after confirmation of receipt.

     10.5. Controlling Law: This License will be construed under and controlled by the laws of the State of Washington.

     10.6. Attorneys' Fees: If Microsoft or Citrix retains outside counsel to enforce any rights arising out of or relating to this License, the prevailing party will be entitled to recover the reasonable fees, costs and other expenses of such counsel from the other party.

     10.7. Relationship of Parties: This License will not be construed as creating a partnership, joint venture or agency relationship, or as granting a franchise as defined in the Washington Franchise Investment Protection Act, RCW 19. 100, as amended, or 16 CFR
            Section 436.2(a).

     10.8. Waiver: No waiver of any breach of any provisions of this License will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving Party.

     10.9. Section Headings: The section headings used in this License are intended for convenience only and will not be deemed to supersede or modify any provisions.

     10.10. Counterparts: This License may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

     10.11. Severability: In the event that any provision contained in this license should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any state or of the United States, the Parties shall negotiate in good faith to revise the terms of this License in order to adjust for the invalidity or unenforceability of such provision.

     10.12. Entire Agreement: This License does not constitute an offer by either Party and will not be effective until signed by both Parties. Upon execution by both Parties, this License will constitute the entire agreement between the Parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It will not be modified except by a written agreement signed on behalf of the Parties by their respective duly authorized representatives. Unless agreed to in a separate writing signed by both Parties, any statement appearing as a restrictive endorsement on a check or other document which purports to modify a right, obligation or liability of either Party will be of no force and effect.

IN WITNESS OF, the Parties hereto have caused this License to be signed so as to be effective as of the effective date set forth above.


MICROSOFT CORPORATION


By:  /s/  Paul Maritz
   -------------------------

Title:  Group Vice President
      ----------------------

Date:  May 9, 1997
     -----------------------


CITRIX SYSTEMS, INC.

By:  /s/  Edward E. Iacobucci
   --------------------------

Title:  Chairman
      -----------------------

Date:  May 9, 1997
     ------------------------

                                   Exhibit G

                             Hydrix Product Support
                             ----------------------

The Technical Coordinators acknowledge that the optimal support structure will be different for Hydrix 4.0 and Hydrix 5.0. The Technical Coordinators will prepare a support plan for each Hydrix release and present such plan for acceptance by the Named Executives as a revised Exhibit G to this Agreement.

In general, Citrix will provide technical bug-fix support to Microsoft for Hydrix 4.0 and responses to priority requests for problem assistance with regard to unmodified portions of Hydrix shall be provided within the following escalation guidelines:

Priority 1:  [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------

Priority 2:  [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------

Priority 3:  [CONFIDENTIAL TREATMENT REQUESTED]/*/
----------

----------------------------
/*/  [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
  AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   Exhibit H
                                   ---------


Designated Companies
[CONFIDENTIAL TREATMENT REQUESTED]/*/

---------------------------
/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.